                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report: October 1, 2001                   Commission File No. 000-22347
                ---------------                                       ---------
(Date of earliest event reported)


                             ASCENT PEDIATRICS, INC.
                             -----------------------
               (Exact name of Registrant as Specified in Charter)


Delaware                                       04-3047405
--------                                       ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation)



187 Ballardvale Street, Wilmington, Massachusetts               01887
-------------------------------------------------               -----
(Address of Principal Executive Offices)                      (Zip Code)



                                 (978) 658-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     On October 1, 2001, Ascent Pediatrics, Inc. ("Ascent"), Medicis Pharmaceutical Corporation ("Medicis") and MPC Merger Corp., a wholly owned subsidiary of Medicis, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Medicis will acquire Ascent. The Ascent Board of Directors has unanimously recommended the transaction to its stockholders. The closing of the transaction is contingent upon approval by Ascent stockholders and customary closing conditions. Under a separate voting agreement, entities affiliated with FS Private Investments LLC have agreed to vote shares, which today represent 53.9% of Ascent's outstanding shares, in favor of the transaction.

     Under the terms of the Merger Agreement, Medicis will pay approximately $60 million, less certain retention payments and transaction fees and expenses, upon the closing of the transaction for the outstanding capital stock and retirement of indebtedness of Ascent and has agreed to pay to the holders of Ascent's common equity up to an additional $10 million per year for each of the first five years following closing based upon reaching certain sales threshold milestones on the Ascent products (as defined under the Merger Agreement). Assuming that the transaction closes as of December 31, 2001, Ascent expects that holders of its common equity will receive upon the closing approximately $0.41 per share in cash. For federal tax purposes, holders of Ascent's common equity will calculate gain or loss by taking into account the cash received at closing and the value of the contingent payments as of the closing.

     Copies of the Merger Agreement and the voting agreement and other agreements entered into in connection with the Merger Agreement are attached to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to these agreements.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS. The following exhibits are incorporated herein by reference:

      2.1(1) Agreement and Plan of Merger, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp. and Ascent Pediatrics, Inc.

     99.1 Exclusive Remedy Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, Ascent Pediatrics, Inc., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners, Raymond F. Baddour, Sc.D., Robert E. Baldini, Medical Science Partners L.P. and Emmett Clemente, Ph.D.

     99.2 Note Agreement, dated as of October 1, 2001, by and among Ascent Pediatrics, Inc., Medicis Pharmaceutical Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc. and Flynn Partners.

     99.3 Voting Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P.

     99.4      Press release dated October 1, 2001.

--------------

(1) The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 2, 2001                     ASCENT PEDIATRICS, INC.


                                            By: /s/ Emmett Clemente, Ph.D.
                                                ------------------------------
                                                Emmett Clemente, Ph.D.
                                                Its: President

                                INDEX TO EXHIBITS


   Exhibit
     No.       Description
     ---       -----------

      2.1(1) Agreement and Plan of Merger, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp. and Ascent Pediatrics, Inc.

     99.1 Exclusive Remedy Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, Ascent Pediatrics, Inc., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners, Raymond F. Baddour, Sc.D., Robert E. Baldini, Medical Science Partners L.P. and Emmett Clemente, Ph.D.

     99.2 Note Agreement, dated as of October 1, 2001, by and among Ascent Pediatrics, Inc., Medicis Pharmaceutical Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc. and Flynn Partners.

     99.3 Voting Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P.

     99.4      Press release dated October 1, 2001.

--------------

(1) The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.